Exhibit 99.1

5300 Town and Country Blvd., Suite 500
Frisco, Texas 75034
Telephone: (972) 668-8800
Contact: Roland O. Burns
Sr. Vice President and Chief Financial Officer
Web Site: www.comstockresources.com

NEWS RELEASE

For Immediate Release

COMSTOCK RESOURCES, INC. REPORTS
SECOND QUARTER 2010 FINANCIAL AND OPERATING RESULTS

FRISCO, TEXAS, August 2, 2010 – Comstock Resources, Inc. ("Comstock" or the "Company") (NYSE: CRK) today reported financial and operating results for the three months and six months ended June 30, 2010.

Financial Results for the Three Months and Six Months Ended June 30, 2010

Comstock reported a net loss of $1.6 million or 4¢ per diluted share for the three months ended June 30, 2010 as compared to a net loss of $11.5 million or 26¢ per share for the three months ended June 30, 2009.  Comstock's production in the second quarter of 2010 grew 30% to 20.0 billion cubic feet of natural gas equivalent ("Bcfe") as compared to 15.3 Bcfe produced in the second quarter of 2009.  Production in the second quarter of 2010 averaged 219 million cubic feet of natural gas equivalent ("MMcfe") per day.  The increase in production is primarily attributable to Comstock's successful Haynesville shale drilling program.  Production from Haynesville shale wells comprised 102 MMcfe per day (47%) of the Company's total production in the second quarter of 2010, as compared to only 27 MMcfe per day (16%) during the second quarter of 2009.  Oil and natural gas prices improved in the second quarter of 2010 as compared to 2009's second quarter.  Comstock's average realized natural gas price increased 5% to $4.09 per Mcf for the second quarter of 2010 as compared to $3.88 per Mcf for the second quarter of 2009.  The Company's average realized oil price improved by 37% to $67.37 per barrel for the second quarter of 2010 as compared to $49.24 per barrel for the second quarter of 2009.

The higher sales volumes, combined with the higher oil and natural gas prices, resulted in sales increasing by 40% to $90.7 million in the second quarter of 2010 as compared to 2009's second quarter sales of $64.9 million.  Operating cash flow (before changes in working capital accounts) increased to $55.9 million in the second quarter of 2010 as compared to 2009's second quarter operating cash flow of $42.1 million.  EBITDAX, or earnings before interest, taxes, depreciation, depletion, amortization, exploration expense and other noncash expenses, was $62.9 million in 2010's second quarter as compared to 2009's second quarter EBITDAX of $42.2 million.

Comstock reported net income of $5.7 million or 12¢ per diluted share for the first six months of 2010 as compared to a net loss of $17.1 million or 38¢ per share in the first six months of 2009.  The improvement in net income is mainly attributable to increased production and improved oil and natural gas prices.  Comstock's production in the first half of 2010 increased 32% to 38.8 Bcfe as compared to the 29.4 Bcfe produced during the first half of 2009.  Comstock averaged $4.68 per Mcf for sales of its natural gas production in the first six months of 2010, 9% higher than the $4.30 per Mcf realized during the first six months of 2009.  Realized oil prices in the first six months of 2010 averaged $67.24 per barrel, 60% higher than the $41.95 per barrel in 2009's first six months.

Oil and gas sales for the first half of 2010 increased 48% to $196.8 million from $133.2 million in the first half of 2009.  Operating cash flow (before changes in working capital accounts) generated by Comstock in 2010's first six months of $127.5 million increased 47% from 2009's first six months operating cash flow of $86.8 million while EBITDAX increased 64% to $143.2 million in 2010's first six months from 2009's first six months EBITDAX of $87.5 million.

2010 Drilling Results

Comstock also reported on the results to date of its 2010 drilling program.  The Company spent $244.2 million during the first six months of 2010 on its exploration and development activities.  $181.8 million was spent on drilling activities and $62.4 million was spent to acquire leasehold to support future exploration activity.  During the first six months of 2010, Comstock drilled 36 wells (22.7 net), 15 of which have been successfully completed as producing wells.  As of June 30, 2010 the Company also had eight wells in the process of being drilled.

In the East Texas/North Louisiana region, Comstock drilled 35 wells (22.2 net) so far in 2010.   Thirty-four of the wells are Haynesville shale wells.  Eleven of the 24 operated Haynesville shale wells drilled in 2010 have been completed and were put on production at an average initial production rate of 12.5 MMcfe per day.

Since the Company's last operational update, Comstock has completed five operated wells in its East Texas/North Louisiana region.  Three of the completed wells are in its North Toledo Bend field in DeSoto Parish, Louisiana, one is at its Logansport field in DeSoto Parish, Louisiana and one in its Beckville field in Harrison County, Texas.  The wells at North Toledo Bend were tested an average per well initial production rate of 10 MMcfe per day, the Logansport well was tested at 16 MMcfe per day and the Beckville well in East Texas was tested at 9 MMcfe per day.  These wells were drilled with horizontal laterals from 4,500 feet to 5,000 feet and were completed with 15 to 18 frac stages.  The initial production rates reflect the Company's "choke back" program where new completions are being tested and produced with a tighter choke to maintain a higher reservoir pressure in the well for a longer time.  The Company believes that the ultimate reserve recovery will improve for the wells under this program.

In addition to its Haynesville shale horizontal drilling program, Comstock has drilled two vertical wells during 2010.  Comstock successfully completed a Cotton Valley well in its Blocker field in East Texas and also completed the Julian Pasture #4 in its Ball Ranch field in South Texas which was tested at an initial production rate of 8 MMcfe per day.

Due to the high demand for high pressure pumping services, the Company currently has 17 wells which are drilled and waiting on completion.  Comstock is working with oil field service providers to address its backlog of wells awaiting completion but does not expect the situation to improve until late 2010 or early 2011.  With the substantial delays in completions, Comstock now expects its production level to decrease in the third quarter from the second quarter.

During the second quarter of 2010, Comstock began an active lease acquisition program in the Eagle Ford shale play in South Texas.  The Company has acquired or is in the process of acquiring leasehold interests in approximately 18,000 net acres which are prospective for Eagle Ford shale and plans on acquiring up to an additional 10,000 acres.  Comstock expects to begin drilling operations in the Eagle Ford shale during the third quarter of 2010 by moving one of its drilling rigs from its East Texas/North Louisiana region.  Comstock has also increased its leasehold position in the Haynesville shale and Bossier shale plays in North Louisiana and East Texas.  Since the beginning of the year the Company has added approximately 5,000 net acres prospective for both the Haynesville and Bossier shales.

The Company expects to spend approximately $500 million in 2010 for exploration and development activities.  $350 million will be spent to drill 69 wells (46.5 net) with $150 million to acquire exploratory acreage prospective for the Haynesville and Eagle Ford shale.  All but three of the wells will be horizontal wells drilled to test either Haynesville or Eagle Ford shale.

Comstock has planned a conference call for 9:30 a.m. Central Time on Tuesday, August 3, 2010, to discuss the operational and financial results for the second quarter of 2010.  Investors wishing to participate should visit the Company's website at www.comstockresources.com for a live web cast or dial 1-888-396-2298 (international dial-in use 617-847-8708) and provide access code 69569175 when prompted.  If you are unable to participate in the original conference call, a web replay will be available approximately 24 hours following the completion of the call on Comstock's website at www.comstockresources.com.  The web replay will be available for approximately one week.

This press release may contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein.  Although the Company believes the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct.

Comstock Resources, Inc. is an independent energy company based in Frisco, Texas and is engaged in oil and gas acquisitions, exploration and development primarily in Texas and Louisiana.  The Company's stock is traded on the New York Stock Exchange under the symbol CRK.

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Revenues:
Oil and gas sales	$90,682	$64,875	$196,771	$133,226

Operating expenses:
Production taxes	4,806	2,516	6,481	3,638
Gathering and transportation	3,679	1,350	8,207	2,594
Lease operating	13,988	13,619	28,148	28,212
Exploration	99	131	1,268	144
Depreciation, depletion and amortization	57,398	50,796	116,807	98,068
Impairment of oil and gas properties	28	—	187	—
General and administrative	9,764	9,051	19,565	18,870

Total operating expenses	89,762	77,463	180,663	151,526

Operating income (loss)	920	(12,588)	16,108	(18,300)

Other income (expenses):
Interest income	119	10	258	32
Other income	25	29	45	92
Gain on sale of assets	4,895	—	4,895	—
Interest expense	(7,599)	(2,901)	(15,443)	(5,063)

Total other income (expenses)	(2,560)	(2,862)	(10,245)	(4,939)

Income (loss) before income taxes	(1,640)	(15,450)	5,863	(23,239)
Benefit from (provision for) income taxes	21	3,975	(140)	6,107
Net income (loss)	$(1,619)	$(11,475)	$5,723	$(17,132)

Net income (loss) per share:
Basic	$(0.04)	$(0.26)	$0.12	$(0.38)
Diluted	$(0.04)	$(0.26)	$0.12	$(0.38)

Weighted average shares outstanding:
Basic	45,579	45,000	45,594	44,971
Diluted	45,579 (1)	45,000 (1)	45,571	44,971 (1)

(1) Basic and diluted shares are the same due to the net loss.

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

OPERATING CASH FLOW:
Net income (loss)	$(1,619)	$(11,475)	$5,723	$(17,132)
Reconciling items:
Deferred income taxes	12	(1,263)	(43)	(1,984)
Depreciation, depletion and amortization	57,398	50,796	116,807	98,068
Impairment of oil and gas properties	28	—	187	—
Gain on sale of assets	(4,895)	—	(4,895)	—
Debt issuance costs and discount amortization	624	202	1,226	405
Stock-based compensation	4,309	3,820	8,542	7,487
Operating cash flow	55,857	42,080	127,547	86,844
Excess tax benefit from stock-based compensation	(41)	(245)	(1,531)	(924)
Decrease (increase) in accounts receivable	3,332	3,625	(1,454)	13,810
Decrease (increase) in other current assets	3,619	(889)	49,436	(654)
Increase (decrease) in accounts payable and accrued expenses	11,721	(15,588)	25,226	(29,631)

Net cash provided by operating activities	$74,488	$28,983	$199,224	$69,445

EBITDAX:
Net income (loss)	$(1,619)	$(11,475)	$5,723	$(17,132)
Interest expense	7,599	2,901	15,443	5,063
Income tax expense (benefit)	(21)	(3,975)	140	(6,107)
Depreciation, depletion and amortization	57,398	50,796	116,807	98,068
Impairment of oil and gas properties	28	—	187	—
Gain on sale of assets	(4,895)	—	(4,895)	—
Stock-based compensation	4,309	3,820	8,542	7,487
Exploration	99	131	1,268	144
EBITDAX	$62,898	$42,198	$143,215	$87,523

	As of June 30,
	2010	2009

BALANCE SHEET DATA:
Cash and cash equivalents	$42,651	$3,970
Derivative financial instruments	—	11,922
Income taxes receivable	—	6,138
Current deferred income tax asset	5,625	10,196
Marketable securities	53,535	36,099
Other current assets	45,303	36,616
Property and equipment, net	1,715,099	1,521,578
Other	8,330	2,748
Total assets	$1,870,543	$1,629,267

Accounts payable and accrued expenses	$109,814	$80,280
Long-term debt	468,104	315,000
Deferred income taxes	224,484	182,975
Other non-current liabilities	9,419	5,830
Stockholders' equity	1,058,722	1,045,182
Total liabilities and stockholders' equity	$1,870,543	$1,629,267

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Three Months Ended June 30, 2010				For the Three Months Ended June 30, 2009
	East Texas/				East Texas/
	North	South			North	South
	Louisiana	Texas	Other	Total	Louisiana	Texas	Other	Total
Oil production (thousand barrels)	50	39	121	210	65	38	102	205
Gas production (MMcf)	14,288	3,790	631	18,709	8,613	4,823	672	14,108
Total production (MMcfe)	14,590	4,024	1,356	19,970	9,008	5,052	1,277	15,337

Oil sales	$3,894	$2,953	$7,309	$14,156	$3,408	$2,114	$4,560	$10,082
Gas sales	57,381	16,334	2,811	76,526	28,257	17,146	2,276	47,679
Gas hedging gains	—	—	—	—	—	7,114	—	7,114
Total gas sales	57,381	16,334	2,811	76,526	28,257	24,260	2,276	54,793
Total oil and gas sales	$61,275	$19,287	$10,120	$90,682	$31,665	$26,374	$6,836	$64,875

Average oil price (per barrel)	$77.25	$75.57	$60.59	$67.37	$52.43	$55.63	$44.71	$49.24
Average gas price (per Mcf)	$4.02	$4.31	$4.45	$4.09	$3.28	$3.56	$3.39	$3.38
Average gas price including hedging (per Mcf)	$4.02	$4.31	$4.45	$4.09	$3.28	$5.03	$3.39	$3.88
Average price (per Mcfe)	$4.20	$4.79	$7.46	$4.54	$3.52	$3.81	$5.35	$3.77
Average price including hedging (per Mcfe)	$4.20	$4.79	$7.46	$4.54	$3.52	$5.22	$5.35	$4.23

Production taxes	$3,670	$526	$610	$4,806	$1,211	$910	$395	$2,516
Gathering and transportation	$3,339	$237	$103	$3,679	$536	$707	$107	$1,350
Lease operating	$6,814	$3,861	$3,313	$13,988	$7,002	$3,661	$2,956	$13,619
Production taxes (per Mcfe)	$0.25	$0.13	$0.45	$0.24	$0.13	$0.18	$0.31	$0.16
Gathering and transportation (per Mcfe)	$0.23	$0.06	$0.08	$0.18	$0.06	$0.14	$0.08	$0.09
Lease operating (per Mcfe)	$0.47	$0.96	$2.44	$0.71	$0.78	$0.72	$2.32	$0.89

Oil and Gas Capital Expenditures:
Leasehold costs	$29,523	$22,844	$72	$52,439	$3,767	$60	$103	$3,930
Exploratory drilling	6,407	—	—	6,407	30,034	81	—	30,115
Development drilling	89,252	576	—	89,828	36,195	4,834	111	41,140
Other development	841	694	255	1,790	1,814	312	(36)	2,090
Total	$126,023	$24,114	$327	$150,464	$71,810	$5,287	$178	$77,275

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Six Months Ended June 30, 2010				For the Six Months Ended June 30, 2009
	East Texas/				East Texas/
	North	South			North	South
	Louisiana	Texas	Other	Total	Louisiana	Texas	Other	Total
Oil production (thousand barrels)	87	81	218	386	128	89	204	421
Gas production (MMcf)	27,267	7,903	1,333	36,503	15,792	9,734	1,375	26,901
Total production (MMcfe)	27,790	8,391	2,636	38,817	16,563	10,270	2,592	29,425

Oil sales	$6,638	$6,137	$13,154	$25,929	$5,683	$4,193	$7,767	$17,643
Gas sales	123,848	40,059	6,935	170,842	59,575	38,110	4,872	102,557
Gas hedging gains	—	—	—	—	—	13,026	—	13,026
Total gas sales	123,848	40,059	6,935	170,842	59,575	51,136	4,872	115,583
Total oil and gas sales	$130,486	$46,196	$20,089	$196,771	$65,258	$55,329	$12,639	$133,226

Average oil price (per barrel)	$76.19	$75.39	$60.59	$67.24	$44.40	$47.11	$38.07	$41.95
Average gas price (per Mcf)	$4.54	$5.07	$5.20	$4.68	$3.77	$3.92	$3.54	$3.81
Average gas price including hedging (per Mcf)	$4.54	$5.07	$5.20	$4.68	$3.77	$5.25	$3.54	$4.30
Average price (per Mcfe)	$4.70	$5.51	$7.62	$5.07	$3.94	$4.12	$4.88	$4.08
Average price including hedging (per Mcfe)	$4.70	$5.51	$7.62	$5.07	$3.94	$5.39	$4.88	$4.53

Production taxes	$4,786	$608	$1,087	$6,481	$1,354	$1,533	$751	$3,638
Gathering and transportation	$6,999	$1,010	$198	$8,207	$809	$1,562	$223	$2,594
Lease operating	$14,762	$7,329	$6,057	$28,148	$14,089	$7,685	$6,438	$28,212
Production taxes (per Mcfe)	$0.17	$0.07	$0.41	$0.17	$0.08	$0.15	$0.29	$0.12
Gathering and transportation (per Mcfe)	$0.25	$0.12	$0.08	$0.21	$0.05	$0.15	$0.09	$0.09
Lease operating (per Mcfe)	$0.54	$0.88	$2.30	$0.72	$0.85	$0.75	$2.48	$0.96

Oil and Gas Capital Expenditures:
Leasehold costs	$39,378	$22,844	$128	$62,350	$7,168	$331	$103	$7,602
Exploratory drilling	23,438	—	—	23,438	66,501	1,893	—	68,394
Development drilling	152,494	2,170	—	154,664	67,852	23,786	111	91,749
Other development	1,875	1,323	501	3,699	3,212	3,278	296	6,786
Total	$217,185	$26,337	$629	$244,151	$144,733	$29,288	$510	$174,531